Exhibit 10.56

WHEN RECORDED RETURN TO:

Mountain West Small Business Finance

2595 East 3300 South

Salt Lake City, Utah 84109

Lease

1.         The Parties and The Property:

MEIER PROPERTIES, SERIES LLC hereinafter referred to as “Lessor”, hereby leases to:

SUPERIOR AUTO BODY AND PAINT, LLC hereinafter referred to as “Lessee”, all those premises and personal property described in SBA Loan Authorization, SBA 504 No. 43590850-09 situate, lying and being in Salt Lake County, State of Utah, commonly known as:

3978 West 12600-South, Riverton, UT 84065 and more particularly described in Exhibit “A” which is attached hereto and incorporated herein by this reference (the “Property”).

2.         The Term. TO HAVE AND TO HOLD the Property, together with the appurtenances, unto the Lessee for a term of approximately twenty (20) years commencing May 25, 2012, for and during the latest of May 25, 2032 or until the SAB 504 Loan under SBA Loan Authorization No. 43590850-09 is paid in full.

3.         The Lease Payment. Lessee covenants and agrees to pay Lessor a lease payment in the sum of $ 20,000,00 on the first day of each month during the term of this Lease provided, however, that the amount of rent paid must be substantially the same as the debt service on the Third Party Lender Loan and the SBA 504 Loan together with an amount necessary to cover taxes and assessments, utilities and insurance and a repair/replacement reserve. The lease payment shall be reduced to the extent that it is in excess of the amount needed to meet the debt service and expenses. In the event there is more than one operating company under the terms of the SBA Loan, the lease payments of all operating companies shall be considered together and shall be reduced, pro rata, in the event, when considered, together, they are in excess of amount needed to meet the debt service and expenses above described.

4.         The Return of the Property. Lessee further agrees to deliver up to Lessor at the expiration of said term in as good order and condition as when the same were entered upon by Lessee, reasonable use and wear thereof and damage by the elements excepted.

5.         No Sublease or Assignment. The Lessee will not let, underlet, assign the Property, or any part thereof, without the prior written consent of Lessor, which consent will not be unreasonably withheld.

6.         Default/Remedies. And Lessee further covenants and agrees that if any monthly lease payment or any part thereof shall be unpaid for 20 days after the same shall become due; or if default in any of the covenants herein contained to be kept by Lessee is not cured within 20 days from written notice, or if Lessee shall vacate such premises, Lessor may elect, without notice or legal process, to re-enter and take possession of the Property and every and any part thereof and re-let the same and apply the net proceeds so received upon the amount due or to become due under this lease, and Lessee agrees to pay any deficiency.

7.         Utilities. Taxes and Insurance. Responsibility for utilities, taxes and insurance shall be as indicated [Lessee responsible for (T), Lessor responsible for (L)]:

Power T, Heat T, Water T , Sewer T, Telephone T, Real Property Tax T, Personal-Property Tax T, Fire Insurance on Personal Property T, Glass Insurance T, Others:

None.

8.         Maintenance and Repair. Responsibility for the maintenance and repair; of the Property shall be as indicated. [Lessee responsible for (T), Lessor responsible for (L)]:

Roof L. Exterior Walls L, Interior Walls L, Structural Repair L, Interior Decorating T. Exterior Painting L, Yard Surfacing L, Plumbing Equipment L, Heating and Air Conditioning Equipment L, Electrical Equipment L, Light Globes and Tubes T. Glass Breakage X. Trash Removal T, Snow Removal T. Janitorial T. Others:

None.

9.         Negligence. Each party shall be responsible for losses resulting from negligence or misconduct of himself, his employees or invitees.

10.         Lessor’s Lien. Furniture, furnishings and personal property of Lessee may not be removed from the premises until all lease payments and other charges are fully paid, and Lessor shall have a lien upon said personal property until the same are paid in full.

11.         Attorney’s Fees and Collection Costs. In case of failure to faithfully perform the terms and covenants herein set forth, the defaulting party shall pay all costs, expenses, and reasonable attorneys’ fees resulting from the enforcement of this agreement or any right arising out of such breach.

12.         SBA Loan Requirements. In consideration of SBA Loan No. 43590850-09, Lessor and Lessee agree as follows, anything to the contrary notwithstanding:

(a)	The term of this Lease shall be equal to or longer than the term of the said SBA Loan;

(b)	Lessor and Lessee hereby assign, set over, and transfer to the Small Business Administration and Mountain West Small Business Finance all of their right, title, and interest in and to this Lease, as security for said SBA Loan; and

(c)	Lessor and Lessee hereby agree to maintain exactly the present ownership (both identity of owners and percent of ownership) during the entire term of said SBA Loan except for ownership changes of up to 5 per cent beginning six months after the SBA 504 Loan closes.

13.         No Other Agreements. This agreement supercedes and replaces any find all previous lease agreements between the parties; and said previous lease agreements are hereby canceled by the mutual consent of the parties.

This Lease is executed and effective May 25,2012.

LESSOR:

METER PROPERTIES, SERIES LLC

/s/ Annette D. Meier
By: Annette D. Meier, Manager

LESSEE:

SUPERIOR AUTO BODY AND PAINT, LLC

By: Justin R. Vincent, Manager

LEASE NOTARY PAGE

STATE OF Utah	)
:ss.
COUNTY OF Uintah	)

The foregoing instrument was acknowledged before we this 28th day of May 2012 by Annette D. Meier, Manager.

MEIER PROPERTIES SERIES LLC
[ILLEGIBLE]
Notary public

STATE OF Utah	)
:ss.
COUNTY OF Uintah	)

The foregoing instrument was acknowledged before me this _________________ by Justin R. Vincent. Manager.

SUPERIOR AUTO BODY AND PAINT, LLC

Notary Public

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